Exhibit 99.1

Scottish Re Group Limited To Acquire ING Re's U.S. Individual Life Reinsurance Business


HAMILTON, Bermuda--(BUSINESS WIRE)--Oct. 18, 2004--Scottish Re Group Limited (NYSE: SCT), a global life reinsurance specialist, today announced that it has agreed to acquire the individual life reinsurance business of ING Re. The transaction is expected to close by year end 2004.


Scottish Re and ING Re have complementary, broadly diversified books of traditional life reinsurance business with minimal overlap. This transformational transaction will allow Scottish Re to further increase its new business production while also giving Scottish Re the opportunity to further enhance its operational infrastructure and achieve economies of scale. This acquisition expands Scottish Re's North American platform, making it the 3rd largest life reinsurer by volume of U.S. life reinsurance in-force. Following the acquisition, Scottish Re will have approximately $1 trillion of face amount of life reinsurance in-force, $8.8 billion in assets, $2.1 billion in revenues, and a capital base of approximately $1.3 billion.


Scottish Re and ING have agreed that ING will transfer the assets and reinsure the liabilities of all of its U.S. individual life reinsurance business to Scottish Re through a co-insurance transaction. Pursuant to the reinsurance agreement, ING will transfer to Scottish Re assets equal to reserves of approximately $800 million and pay Scottish Re a ceding commission of $560 million. These assets will be held in trusts to secure the reserve obligations of the business. Additionally, ING will transfer certain operating assets associated with the business. Scottish Re will assume the obligations of the business, including client service, administration and claims payments. All future business after the closing of the transaction will be written by Scottish Re, on terms and conditions consistent with Scottish Re's existing business.


The business being transferred consists of traditional mortality business, which in the life reinsurance industry requires collateral to satisfy the reserve requirements of Regulations XXX and AXXX. As part of the transaction, ING will further provide collateral support for all current and future XXX and AXXX reserves for the duration of the business. Scottish Re will pay ING a facility fee for such collateral support until alternative collateral solutions are put in place to relieve ING of this obligation.


In addition to the assets to be transferred by ING Re, Scottish Re will raise an additional $230 million in new capital, which will satisfy the capital requirements for the acquired business. This new capital includes $180 million to be provided by The Cypress Group, a New York private equity firm, and an additional $50 million of trust-preferred securities. Scottish Re management anticipates that the acquisition pro forma for the new capital will be immediately accretive to Scottish Re's return on equity and earnings per share upon closing.


"We see this as a transforming transaction for Scottish Re which largely expands and diversifies our U.S. mortality risk business. We are not only increasing our U.S. portfolio and gaining access to new clients, we will also retain a larger core group of qualified reinsurance specialists, and the technology needed to minimize transition risk and potentially aid in future expansion," stated Scott Willkomm, President of Scottish Re Group Limited . "We believe we have structured an excellent transaction with ING that will immediately enhance shareholder value while allowing ING to divest non-core assets. We are thrilled that Cypress, which has a successful track record of investing in insurance businesses, has made a capital commitment to Scottish Re."


"We are very pleased to support Scottish Re in its transaction with ING," said William Spiegel, a Managing Director of The Cypress Group. "ING Re's portfolio of business is a superb complement to Scottish Re's existing reinsurance lines, and will position Scottish Re to grow as one of the industry's leading and largest life reinsurers. This marks Cypress' fourth investment in the insurance sector, and we look forward to continuing to work with Scottish Re as they complete this acquisition and implement plans for future growth."


ING is exiting the individual life reinsurance business as a result of its strategic realignment of its portfolio businesses. The assumption of the business by Scottish Re will ensure that its contracts are properly fulfilled and seamlessly transferred to a trusted reinsurance player.


"ING's U.S. Financial Services strategy is increasingly focused on asset accumulation and asset protection for the middle market and mass affluent segment," said Fred Hubbell, member of ING Group's Executive Board and chairman of Insurance Americas. "Although the life reinsurance business is no longer core


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to ING, we believe that it is an attractive asset for Scottish Re, whose primary focus is on life reinsurance and can achieve synergies through integration."


About Scottish Re


Scottish Re Group Limited is a global life reinsurance specialist. Scottish Re has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman, and Windsor, England. Its flagship operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc., which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation, which is rated A- (excellent) by A.M. Best. Additional information about Scottish Re Group Limited can be obtained from its website, www.scottishre.com.


About The Cypress Group


The Cypress Group is a New York-based private equity group which manages two private equity funds with more than $3.5 billion in commitments. Cypress invests in privately negotiated transactions, targeting operating businesses and investing with management to foster continued growth. Cypress has committed over $4 billion in 30 transactions. Investments made by Cypress include Montpelier Re Holdings, Ltd. ; Catlin Group Ltd. ; Financial Guaranty Insurance Company
(FGIC); Cinemark, Inc. ; AMTROL, Inc. ; Williams Scotsman, Inc.; WESCO International, Inc. ; ClubCorp, Inc. ; Danka Business Systems PLC ; MedPointe Inc. ; Republic National Cabinet Corp.; The Meow Mix Company; and Communications & Power Industries, Inc. The Cypress website address is: www.cypressgp.com.


About ING


ING Groep N.V. is a global financial institution of Dutch origin offering banking, insurance and asset management to over 60 million private, corporate and institutional clients in more than 50 countries. With a diverse workforce of over 115,000 people, ING comprises a broad spectrum of prominent companies that increasingly serve their clients under the ING brand.


In the U.S., the ING family of companies offer a comprehensive array of financial services to retail and institutional clients which include life insurance, retirement plans, mutual funds, managed accounts, alternative investments, direct banking, institutional investment management, annuities, employee benefits, financial planning, and reinsurance. ING holds top-tier rankings in key U.S. markets and serves over 14 million customers across the nation. For more information, visit www.ing.com.


Conference Call Information:


Scottish Re will host a conference call and webcast today, October 18, 2004, at 10:00 a.m. EDT to discuss the acquisition. To participate in the call, please dial 1-888-214-0355 (domestic US) or 1-703-788-0600 (international) fifteen minutes prior to the start of the call and tell the operator that you are dialing into the Scottish Re Corporate Merger and Investor Announcement. The webcast will be available at the following address: http://ims.intellispace.net/medialink/20041018 as well as through the Scottish Re website, www.scottishre.com, where the slides will also be available for viewing.


A replay of the conference call will be available by dialing 1-800-416-8127, access code: # 520838 (domestic US) or 1-703-773-1049, access code: # 520838
(international) for three months.


Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.


    CONTACT: Scottish Re:
             Brunswick Group
             Ellen Barry or Melissa Daly, 212-333-3810 or
             ING Re
             Diana Stotler, 303-860-2521
             or
             ING Americas
             Dianne Bernez, 770-618-3910
             or
             ING Group
             Dorothy Hillenius, +31 20 541 6522
             or
             The Cypress Group:
             Kekst and Company
             David Lilly or Thomas M. Daly, Jr., 212-521-4800

     SOURCE: Scottish Re